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                                                                   EXHIBIT 10.11

                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

         This Settlement Agreement and Mutual Release ("Agreement") is entered into this 26th day of July, 2000, by and among Paceco Financial Services, Inc., an Oklahoma corporation (the "Company"); Pace Holding, Inc., an Oklahoma Corporation ("Holding"); Pace Acquisition Co., an Oklahoma corporation ("PAC"); and Albernice Pace ("Mrs. Pace") (collectively, the "Parties").

                                    RECITALS

         1. Mrs. Pace and her husband, L.O. Pace, now deceased, entered into that certain Pace Consulting Agreement ("Consulting Agreement"), dated November 11, 1997, with the Company, Holding and PAC, whereby Mrs. Pace and L.O. Pace were to provide certain consulting services to the Company in exchange for a monthly payment of $2,500 for as long as either Mrs. Pace or L.O. Pace is living and certain additional consideration including medical insurance and automobile maintenance.

         2. The Company is in arrears in making the monthly payments under the Consulting Agreement.

         3. Effective December 31, 1998, Paul A. Kruger executed and delivered to PAC a Promissory Note (the "Note") in the principal amount of $75,000 payable to PAC, which Promissory Note was non-recourse and was secured by th the pledge of 11,445 shares of the common stock of Holding. In a Release of Stock Pledge Agreement dated January 19, 2000, such 11,445 shares of Holding were released from the pledge of the Stock Pledge Agreement. A copy of the Release of Stock Pledge Agreement is attached hereto as Exhibit "A." The parties now desire that the Note be cancelled and that Paul A. Kruger be released from any liability thereunder.

         4. In consideration for the payments, assignment of securities and other consideration described herein, PAC desires to assume the obligations of the Company under the Consulting Agreement, to cause the Company and related parties to be fully released from any claims thereunder, to release Paul A. Kruger from any obligation under the Note and to acknowledge the release of the collateral pledged to secure the Note, and to grant a proxy to Paul A. Kruger to vote the securities assigned to PAC.

         NOW THEREFORE, in consideration of the mutual covenants and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

         1.       CLOSING.

                  (a) At Closing, the Company shall deliver to PAC a certified or cashiers' check in the amount of $55,000.


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                  (b) Effective as of the Closing, the Company hereby assigns and agrees to cause to be assigned, to PAC an aggregate of three million two hundred fifty thousand (3,250,000) shares (the "Shares") of voting common stock of PalWeb Corporation, a Delaware corporation ("PalWeb"), of which two million two hundred fifty-thousand (2,250,000) Shares shall be "restricted securities" as that term is defined in Rule 144 of the Securities and Exchange Commission and one million (1,000,000) Shares shall be unrestricted freely transferrable securities. The Company shall cause the transfer agent to register the Shares in the name of PAC and deliver to PAC certificates representing the Shares within thirty (30) days following the Closing or as soon thereafter as reasonably practicable. The Company makes no representation as to a market for any of the Shares.

                  (3) At Closing, PAC shall deliver to the Company the following:

                           (i) a proxy designating Paul Kruger or, in the event
                  of his death or incapacity; the Company, as PAC's proxy to vote the Shares which Proxy shall be in the form of Exhibit "B" attached hereto;

                           (ii) Resolutions of the Board of Directors of PAC, in
                  form and substance acceptable to counsel for the Company, authorizing this Agreement, the assumption of obligations hereunder, the granting of the Proxy referenced in (i) above and designation of the persons authorized to sign and deliver documents on behalf of PAC, which Resolutions shall be duly certified by the Secretary of PAC, who shall also certify the names of all officers and directors of PAC as of the Closing;

                           (iii) The original signed Note and Stock Pledge
                  Agreement, as hereinafter defined, marked "Cancelled";

                           (iv) Evidence satisfactory to Holding and the Company
                  that all of the outstanding capital stock of PAC is held, both legally and beneficially, as of the Closing by Phil Pace and Jan McCormick; and

                           (v) Such other instruments as may be reasonably
                  requested by the Company or Holding.

                  (d) The Closing shall occur on July 26, 2000, at 11:00 a.m. at the offices of the Company, 1301 Main, Duncan, Oklahoma, or at such other time or place as the parties shall mutually agree.

         2. ASSUMPTION OF LIABILITY FOR THE CONSULTING AGREEMENT. In consideration for the cash payment and the transfer of the PalWeb Shares, PAC hereby covenants, promises and agrees:

                  (a) to pay the amounts due and to become due under the Consulting Agreement, at the times and in the manner and in all respects as therein provided;

                  (b) to perform each and all of the covenants, agreements and obligations of the Consulting Agreement to be performed by Company therein, at the time and in the manner and all


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respects as therein provided;

                  (c) to indemnify, save and hold the Company and Holding and their respective past, present and future shareholders, parents, subsidiaries, affiliates, directors, officers, attorneys, agents, employees, legal representatives, successors and assigns harmless from any liability arising by reason of non-payment or breach of any of the covenants to be performed by Company set forth in all Consulting Agreements.

         3. RELEASE OF HOLDING AND COMPANY BY MRS. PACE. Mrs. Pace hereby releases Holding and the Company and their respective past, present and future shareholders, parents, subsidiaries, affiliates, directors, officers, attorneys, agents, employees, legal representatives, successors and assigns from further obligation or liability under or on account of the Consulting Agreement.

         4. RELEASE OF PAUL A. KRUGER BY PAC AND CANCELLATION OF NOTE AND STOCK PLEDGE AGREEMENT. PAC hereby releases Paul A. Kruger from any liability whatsoever on, under, or in connection with the Note and acknowledges the release of all of the shares of common stock of Holding and other property which were pledged as collateral to secure payment of the Note under that certain Stock Pledge Agreement, effective December 31, 1998, between PAC and Paul A. Kruger ("Stock Pledge Agreement") or otherwise. The Note and Stock Pledge Agreement are hereby cancelled and shall be of no further force or effect. The shares of common stock and other property pledged under the Stock Pledge Agreement are herewith redelivered to Paul A. Kruger free and clear of any lien of or under the Stock Pledge Agreement.

         5. ACKNOWLEDGMENT AND ASSUMPTION OF THE CONSULTING AGREEMENT. PAC acknowledges that the Consulting Agreement and terms incumbent upon PAC therein are valid and binding obligations of PAC, and PAC waives any and all rights, claims or setoffs, if any against Mrs. Pace, her heirs, executors, administrators, devisees, trustees, successors and assigns, arising out of or by reason of the Consulting Agreement and the terms thereof. PAC ratifies, confirms and assumes the terms of the Consulting Agreement insofar as the same bind the Company as the term is defined therein.

         6. MUTUAL RELEASE AMONG COMPANY, HOLDING, MRS. PACE AND PAC.

                  (a) Holding and the Company, for themselves, and their respective present shareholders, officers and directors and successors and assigns, by the execution of this Agreement do hereby, jointly and severally, forever release, acquit and discharge Mrs. Pace and her heirs, personal representatives, and assigns and PAC and its present shareholders, officers and directors and successors and assigns, of and from any and all actions, causes of action, suits, damages, judgments, rights, controversies, claims, counterclaims, demands, debts, covenants, liabilities, contracts, obligations or liens of whatsoever, kind or nature, whether in law or in equity, or otherwise, whether now asserted or unasserted, known or unknown, which any of them now has, may ever have had, or may, but or this Release, have hereafter, from the beginning of time to the date of the Agreement, EXCEPT any obligation of PAC and Mrs. Pace under the terms and conditions of the Agreement and the obligation of PAC under the Proxy attached hereto as Exhibit "B"



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                  (b) Mrs. Pace and PAC, for themselves, and their respective personal representatives, heirs, present shareholders, officers and directors and successors and assigns, by the execution of this Agreement, do hereby forever release, acquit and discharge Holding and the Company and their respective presents shareholders, directors and officers and successors and assigns, of and from any and all actions, causes of action, suits, damages, judgments, rights, controversies, claims, counterclaims, demands, debts, covenants, liabilities, contracts, obligations or liens of whatsoever kind or nature, whether in law or in equity, or otherwise, whether now asserted or unasserted, known or unknown, which any of them now has, may ever have had, or may, but for this Release, have hereafter, from the beginning of time to the date of this Agreement, EXCEPT any obligation of Holding and the Company under the terms and conditions of the Agreement.

         7.       INDEMNITY.

                  (a) The Company and Holding, jointly and severally, agree to indemnify and hold harmless Mrs. Pace and her heirs, personal representatives and assigns and PAC and its present shareholders, officers and directors and successors and assigns, with respect to any and all liabilities, claims, causes of action, damages or expenses released herein, that are subsequently asserted against Mrs. Pace, or her heirs, personal representatives or assigns or PAC or its present shareholders, officer or directors or successors or assigns, by the Company or Holding, or by any third party claiming by, through or under the Company or Holding. This obligation of indemnity shall include the obligation to reimburse the indemnified parties for all costs, expenses and attorney's fees incurred by them in investigating, settling or defending against a matter that is subject to this obligation of indemnity.

                  (b) PAC and Mrs. Pace, jointly and severally, agree to indemnify and hold harmless the Company and Holding, and their respective present shareholders, officers and directors and successors and assigns, with respect to any and all liabilities, claims, causes of action, damages or expenses released herein, that are subsequently asserted against the Company or Holding or their respective present shareholders, officers or directors or successors or assigns, by PAC or Mrs. Pace, or by any third party claiming by, through or under PAC or Mrs. Pace. This obligation of indemnity shall include the obligation to reimburse the indemnified parties for all costs, expenses and attorney's fees incurred by them in investigating, settling or defending against a matter that is subject to this obligation of indemnity.

         8. REPRESENTATIONS AND WARRANTIES OF PAC. PAC represents and warrants to the Company and Holding as follows:

                  (a) PAC is a corporation validly organized and in good standing under the laws of the state of Oklahoma; this Agreement has been duly authorized by all appropriate corporate action of PAC and is legally binding on and enforceable against PAC in accordance with its terms; and the performance by PAC of its obligations hereunder will not violate or conflict with its Certificate of Incorporation, Bylaws or any agreement, contract, indenture or other instruments to which it is a party or by which it or its property is bound;




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                  (b) As of the date of this Agreement and of the Closing, all of the capital stock of PAC is held of record and beneficially by Phil Pace and Jan McCormick and the only officers and directors of PAC are:

                  Phil Pace - Director and Vice president, Secretary; and Jan McCormick - Director and President, Asst. Secretary

                  (c) PAC acknowledges the receipt of the amended Form 10SB filed on or about June 5, 2000, by PalWeb with the Securities and Exchange Commission, a copy of which is attached hereto as Exhibit "C", and that PAC management has read and understands the information contained therein and further that such Form 10SB has not been declared effective by the Securities and Exchange Commission and is subject to amendment;

                  (d) PAC is aware that no federal or state agency has made any findings or determination as to the fairness for public or private investment, nor any recommendation or endorsement of the Shares as an investment;

                  (e) PAC recognizes the risks of loss associated with the purchase of the Shares and that the Shares constitute an investment which is suitable and consistent with the investment program of PAC and that PAC's financial situation enables it to bear the risks of this investment, including the risk of loss of the entire investment;

                  (f) PAC is aware that there are market risks with respect to the Shares and that it may not be possible to readily liquidate the Shares;

                  (g) PAC confirms that in making its decision to acquire the Shares its representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from PalWeb or any person acting on its behalf concerning PalWeb, and to obtain any additional information, to the extent the Company possesses such information or can acquire it without reasonable effort or expense, necessary to verify the accuracy of the information set forth in Exhibit "C", and that no representations have been made to PAC concerning PalWeb's business or prospects, or other matters, except as set forth in Exhibit "C" or given in response to questions raised by PAC;

                  (h) PAC understands that 2,250,000 Shares that are restricted securities are being offered and sold under exemptions from registration under the federal securities acts, and exemptions under applicable state securities acts, and warrants and represents that such Shares are being acquired by PAC solely for its own account for investment purposes only, and are not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; PAC has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge any shares or which would guarantee PAC any profit or against any loss with respect to such Shares; PAC has no plans to enter into any such agreement or arrangement; and, consequently, PAC must bear the economic risk of the investment for an indefinite period of time because such Shares cannot be resold or otherwise transferred unless they are subsequently registered under the Securities Act of 1933, as amended, and under applicable state securities acts (which the Company has no obligation to do) or the Company has been furnished an opinion of counsel satisfactory to it that an exemption from such registration is available;

                  (i) PAC represents and agrees that is has had sufficient opportunity to make inquiries of PalWeb and its principal officers in order to supplement information contained in the Form 10SB respecting the Shares, and that any information so requested has been made available to PAC's satisfaction, and PAC has had the opportunity to verify such information. PAC further agrees and represents that PAC management has knowledge and experience in business and financial matters with respect to investments generally and, in particular, investments generally comparable to the Shares, so as to enable PAC to utilize such information to evaluate the risks and merits of the investment and to make an informed investment decision; and

                  (j) PAC represents that PAC management understands the meaning and legal consequences of the representations and warranties contained herein and PAC agrees to indemnify and hold harmless the Company and any other transferor of the Shares from and against any and all loss, damage or liability due to or arising out of a breach of any representation or warranty by PAC contained in the Agreement.

         9. REPRESENTATION AND WARRANTIES BY THE COMPANY. The Company represents and warrants that the Shares, when delivered in accordance with the Agreement, will be legally issued, fully paid and non-assessable and will be delivered free and clear of any liens or encumbrances of any kind whatsoever, except as expressly provided herein.

         10. REMEDIES. The covenants of this Agreement shall be specifically enforceable, in addition to any other remedy at law or in equity to which a Party may be entitled. In the event a Party shall file an action to enforce his, her or its rights hereunder, the prevailing Party shall be entitled to his, her or its costs and expenses, including a reasonable attorney's fee, incurred in connection with enforcement of such rights.

         11. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their successors, assigns, heirs and personal representatives.

         12. APPLICABLE LAW. The validity, construction and enforcement of this Agreement shall be governed by the laws of the State of Oklahoma.

         13. ENTIRE AGREEMENT. This agreement embodies the entire agreement between the parties hereto with respect to the matters involved herein and supersedes any previous negotiations or agreements between the parties with respect to such matters. This Agreement was not executed in reliance upon any statement or representation by any party other than those set forth herein.

         14. PARTIES NOT INFLUENCED. In executing this Agreement, it is understood and agreed that the parties have not been respectively influenced to any extent whatsoever by any representation or statement by any company or individuals or by any person or persons representing them.

         15. PARTIES ADVISED BY COUNSEL. The advice of independent legal counsel has been obtained by each of the parties prior to the signing of this agreement. The Parties execute this Agreement voluntarily, with full knowledge of the significance and with the express intention of extinguishing all rights and liabilities, except as otherwise expressly provided herein.

         16. AGREEMENT JOINTLY DRAFTED. It is acknowledged that this Agreement has been jointly drafted by the Parties. Said Agreement shall not be construed against any one party on the basis that the party was the drafter of the Agreement; said Agreement shall be construed on the basis that all Parties are co-authors and in equal bargaining relation to one another.

         17. NO OTHER WARRANTIES. This Agreement contains the entire understanding of the Parties hereto, who hereby acknowledge that there have been and are no representations, or warranties, covenants or other understanding, other than those expressly set forth herein.

         18. FURTHER ASSURANCES. The Parties hereto agree that each shall at all times, upon request of any of the Parties, or their legal representative, make, execute and deliver any and all such other and further instruments as many be necessary or desirable for the purpose of giving full force and effect to the provisions of this Agreement, without any charge whatsoever.

         19. COUNTERPARTS. This agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         20. PARAGRAPH HEADINGS. The headings and captions hereof are provided for reference and convenience only, and shall not be employed in the construction of this Agreement.

         21. AMENDMENTS. This Agreement may not be modified except by a subsequent agreement in writing signed by all Parties. No amendment or modification of this Agreement shall be effective unless executed in writing by the Parties.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

THE COMPANY                                      PACECO FINANCIAL SERVICES, INC.

                                                 By:     /s/ Mark Kidd
                                                    ----------------------------
                                                         Mark Kidd, President

MRS. PACE:                                               /s/ Albernice Pace
                                                    ----------------------------
                                                         Albernice Pace



PAC:                                             PACE ACQUISITION CO.

                                                 By:        /s/ Jan McCormick
                                                    ----------------------------
                                                                     , President

HOLDING:                                         PACE HOLDING, INC.

                                                 By:       /s/ Paul Kruger
                                                    ----------------------------
                                                                     , President

                                    EXHIBIT A

                        RELEASE OF STOCK PLEDGE AGREEMENT


         This Release of Stock Pledge Agreement is made and entered into this 19th day of January, 2000, by and between PACE ACQUISITION COMPANY ("Obligee") and PAUL A. KRUGER ("Pledgor").

         W I T N E S S E T H:

         For and in consideration of the mutual covenants hereinafter contained, the parties agree as follows:

1. RECITATIONS. On or about December 31, 1998, Pledgor borrowed the sum of $75,000.00 from Obligee and executed a Promissory Note in favor of Obligee (the "Note"), and, at the time of the loan, agreed to pledge 11,445 shares of the common stock of Pace Holding, Inc. (the "Stock"), to Obligee, in accordance with the provisions of the Stock Pledge Agreement dated December 30, 1998, effective December 31, 1998 (the "Agreement"). The Pledgor and Obligee have agreed that the Stock is no longer required as collateral for the Note, and, consequently, Obligee has agreed to release the Stock from the terms of the Agreement

2. AGREEMENT. For good and valuable consideration, the receipt of which is hereby acknowledged, Obligee does hereby release the Stock from the terms and conditions of the Agreement, and, that being the sole purpose of the Agreement, Obligee and Pledgor hereby acknowledge and agree that the Agreement is no longer in effect, and each party is released by the other of any and all obligation under the Agreement.

3. BINDING EFFECT. This Release of Stock Pledge Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their heirs, executors, administrators, devisees, trustees successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have executed this Release of Stock Pledge Agreement the day and year first above written.

"OBLIGEE"                                            Pace Acquisition Co.


                                                     By:      /s/ Paul A. Kruger
                                                              ------------------
                                                              President

"PLEDGOR"                                                     /s/ Paul A. Kruger
                                                              ------------------
                                                              Paul A. Kruger




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                                    EXHIBIT B

                                      PROXY

         The undersigned holder of three million two hundred fifty thousand (3,250,000) shares of common stock (the "Common Stock") represented by Certificates numbered __________, of PalWeb Corporation, a Delaware corporation (the "Corporation") hereby appoints Paul Kruger as agent and proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present at any annual or special meeting, or by written consent in lieu of a meeting, of shareholders of the Corporation and any adjournment of such meeting, with all power which the undersigned would possess if personally present, upon all matters that may properly come before such meeting or any adjournment thereof.

         In the event of the death or incapacity of Paul Kruger, Paceco Financial Services, Inc., an Oklahoma Corporation, or such other person who shall have been designated in writing by Paul Kruger, shall serve as successor proxy.

         This Proxy shall continue in effect for as long as any of the Common Stock is held by the undersigned or by any person who controls, is controlled by, or is under common control with, the undersigned, but only as to those shares of the Common Stock that continue to be so held. This Proxy is irrevocable and is coupled with an interest.

         The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares of Common Stock.

                                                  PACE ACQUISITION CO.

Date:   7/26/2000                                 By:   /s/ Jan McCormick
                                                     ---------------------------
                                                                     , President
Number of shares of Common Stock - 3,250,000